Exhibit 19.2


  Ford Credit Auto Owner Trust 2001-C
  Monthly Servicing Report


  Collection Period                                                                                                      July, 2001
  Distribution Date                                                                                                         8/15/01
  Transaction Month                                                                                                               3

  I. ORIGINAL DEAL PARAMETERS
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $2,199,930,980.37              162,770

  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $150,000,000.00         4.021%                September 17, 2001
   Class A-2 Notes                                                  250,000,000.00         3.947%                  January 15, 2002
   Class A-3 Notes                                                  800,000,000.00         4.210%                   August 15, 2003
   Class A-4 Notes                                                  650,000,000.00         4.830%                 February 15, 2005
   Class A-5 Notes                                                  164,965,000.00         5.250%                September 15, 2005
   Class B Notes                                                     74,635,000.00         5.540%                 December 15, 2005
   Class C Certificates                                              42,630,000.00         6.000%                 February 15, 2006
   Class D Certificates                                              42,630,000.00         7.000%                  October 15, 2007
                                                                     -------------
      Total                                                      $2,174,860,000.00

  II. COLLECTIONS

  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $11,454,403.02               $34,912.14          $11,489,315.16
  Repurchased Loan Proceeds Related to Interest                           9,673.83                     0.00                9,673.83
                                                                          --------                     ----                --------
      Total                                                         $11,464,076.85               $34,912.14          $11,498,988.99

  Servicer Advances:
  Principal Advances                                                         $0.00               $33,351.31              $33,351.31
  Interest Advances                                                   2,243,585.84                 2,853.14            2,246,438.98
                                                                      ------------                 --------            ------------
      Total                                                          $2,243,585.84               $36,204.45           $2,279,790.29

  Principal:
  Principal Collections                                             $50,899,162.46              $783,804.45          $51,682,966.91
  Prepayments in Full                                                25,318,276.00               222,200.58           25,540,476.58
  Prepayments in Full Due to Administrative Repurchases                       0.00                   343.26                  343.26
  Repurchased Loan Proceeds Related to Principal                        982,395.26                     0.00              982,395.26
  Payahead Draws                                                              0.00                46,763.02               46,763.02
                                                                              ----                ---------               ---------
      Total                                                         $77,199,833.72            $1,053,111.31          $78,252,945.03

  Liquidation Proceeds                                                                                                  $310,596.15
  Recoveries from Prior Month Charge-Offs                                                                                  6,795.78
                                                                                                                           --------
      Total Principal Collections                                                                                    $78,570,336.96

  Principal Losses for Collection Period                                                                                $617,354.04
  Total Regular Principal Reduction                                                                                  $78,903,650.38

  Total Collections                                                                                                  $92,349,116.24


  III. FUNDS AVAILABLE FOR DISTRIBUTION

  Total Collections                                                                                                  $92,349,116.24
  Reserve Account Release                                                                                                      0.00
  Clean-up Call                                                                                                                0.00
  Reserve Account Draw                                                                                                         0.00
                                                                                                                               ----
      Total                                                                                                          $92,349,116.24



                                                          Page 1




  Ford Credit Auto Owner Trust 2001-C
  Monthly Servicing Report


  Collection Period                                                                                                      July, 2001
  Distribution Date                                                                                                         8/15/01
  Transaction Month                                                                                                               3

  IV. DISTRIBUTIONS
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $1,704,213.18        $1,704,213.18                $0.00
   Amount per $1,000 of Original Balance               0.78                 0.78                 0.00


                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                            $0.00                $0.00               $0.00                $0.00               $0.00
   Class A2 Notes                       769,069.39           769,069.39                0.00                 0.00                0.00
   Class A3 Notes                     2,806,666.67         2,806,666.67                0.00                 0.00                0.00
   Class A4 Notes                     2,616,250.00         2,616,250.00                0.00                 0.00                0.00
   Class A5 Notes                       721,721.88           721,721.88                0.00                 0.00                0.00
   Class B Notes                        344,564.92           344,564.92                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $7,258,272.86        $7,258,272.86               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class C Certificates                $213,150.00          $213,150.00               $0.00                $0.00               $0.00
   Class D Certificates                 248,675.00           248,675.00                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                            $461,825.00          $461,825.00               $0.00                $0.00               $0.00

  Total Note and Cert. Interest:     $7,720,097.86        $7,720,097.86               $0.00                $0.00               $0.00

  Total Available for Principal Distribution$82,924,805.20

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount       14,949,262.29
   Regular Principal Distribution Amount    218,869,656.32
                                            --------------
      Principal Distribution Amount        $233,818,918.61

  Noteholder Principal Distributions:
   Class A1 Notes                                                 $0.00
   Class A2 Notes                                         82,924,805.20
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class A5 Notes                                                  0.00
   Class B Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                          $82,924,805.20

  Certificateholder Principal Distributions:
   Class C Certificates                                           $0.00
   Class D Certificates                                            0.00
                                                                   ----
      Total Certificate Principal Paid                            $0.00

  Total Note and Certificate Principal Paid:             $82,924,805.20

  Collections Released to Servicer                                $0.00

  Total Available for Distribution          $92,349,116.24
  Total Distribution (incl. Servicing Fee)  $92,349,116.24




                                                          Page 2




  Ford Credit Auto Owner Trust 2001-C
  Monthly Servicing Report


  Collection Period                                                                                                      July, 2001
  Distribution Date                                                                                                         8/15/01
  Transaction Month                                                                                                               3

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                                $0.00                   $0.00                    $0.00
  Class A2 Notes                                               331.70                    3.08                   334.78
  Class A3 Notes                                                 0.00                    3.51                     3.51
  Class A4 Notes                                                 0.00                    4.03                     4.03
  Class A5 Notes                                                 0.00                    4.38                     4.38
  Class B Notes                                                  0.00                    4.62                     4.62
                                                                 ----                    ----                     ----
      Total Notes                                              $39.68                   $3.47                   $43.16

  Class C Certificates                                          $0.00                   $5.00                    $5.00
  Class D Certificates                                           0.00                    5.83                     5.83
                                                                 ----                    ----                     ----
      Total Certificates                                        $0.00                   $5.42                    $5.42

  Total Notes and Certificates:                                $38.13                   $3.55                   $41.68

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $1,923,418,918.61       0.9204723                $1,840,494,113.41       0.8807878
  Class A1 Notes                                        0.00       0.0000000                             0.00       0.0000000
  Class A2 Notes                              233,818,918.61       0.9352757                   150,894,113.41       0.6035765
  Class A3 Notes                              800,000,000.00       1.0000000                   800,000,000.00       1.0000000
  Class A4 Notes                              650,000,000.00       1.0000000                   650,000,000.00       1.0000000
  Class A5 Notes                              164,965,000.00       1.0000000                   164,965,000.00       1.0000000
  Class B Notes                                74,635,000.00       1.0000000                    74,635,000.00       1.0000000
  Class C Certificates                         42,630,000.00       1.0000000                    42,630,000.00       1.0000000
  Class D Certificates                         42,630,000.00       1.0000000                    42,630,000.00       1.0000000
                                               -------------       ---------                    -------------       ---------
     Total                                 $2,008,678,918.61       0.9235900                $1,925,754,113.41       0.8854612


  Portfolio Information
  Weighted Average Coupon (WAC)                         8.04%                                           8.07%
  Weighted Average Remaining Maturity (WAM)             44.59                                           43.89
  Remaining Number of Receivables                     155,634                                         152,012
  Portfolio Receivable Balance              $2,045,055,818.26                               $1,966,152,167.88

  VII. OVERCOLLATERALIZATION INFORMATION
  Specified Overcollateralization Amount                                                                      $8,661,495.12
  Specified Credit Enhancement Amount                                                                        $19,661,521.68
  Yield Supplement Overcollateralization Amount                                                              $57,682,511.56
  Target Level of Overcollateralization                                                                      $66,344,006.68

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  Beginning Reserve Account Balance                                                                          $11,000,026.56
  Specified Reserve Account Balance                                                                           11,000,026.56
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             11,000,026.56
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $11,000,026.56
  Change in Reserve Account Balance                                                                                   $0.00

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  Ford Credit Auto Owner Trust 2001-C
  Monthly Servicing Report


  Collection Period                                                                                                      July, 2001
  Distribution Date                                                                                                         8/15/01
  Transaction Month                                                                                                               3

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

  Liquidation Proceeds                                                                                                  $310,596.15
  Recoveries from Prior Month Charge-Offs                                                                                 $6,795.78
  Total Losses for Collection Period                                                                                    $718,672.06
  Charge-off Rate for Collection Period (annualized)                                                                          0.24%
  Cumulative Net Losses for all Periods                                                                                 $660,932.11


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         2,019                $27,219,324.15
  61-90 Days Delinquent                                                                           284                 $3,880,302.78
  91-120 Days Delinquent                                                                           76                 $1,034,135.56
  Over 120 Days Delinquent                                                                          2                    $32,260.69

  Repossesion Inventory                                                                           109                 $1,592,863.95


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.0367%
  Preceding Collection Period                                                                                               0.1116%
  Current Collection Period                                                                                                 0.2401%
  Three Month Average                                                                                                       0.1294%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.0094%
  Preceding Collection Period                                                                                               0.1407%
  Current Collection Period                                                                                                 0.2381%
  Three Month Average                                                                                                       0.1294%


                                                          Page 4




  Ford Credit Auto Owner Trust 2001-C
  Monthly Servicing Report


  Collection Period                                                                                                      July, 2001
  Distribution Date                                                                                                         8/15/01
  Transaction Month                                                                                                               3

  Worksheet Information

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $3,907,121.71                   $166,099.93
  New Advances                                                                           2,222,688.63                     36,135.42
  Servicer Advance Recoveries                                                            1,992,742.12                     70,407.61
                                                                                         ------------                     ---------
  Ending Servicer Advances                                                              $4,137,068.22                   $131,827.74

  Current Month Interest Advances for Prepaid Loans                                        $20,897.21                        $69.03

  Payahead Account
  Beginning Payahead Account Balance                                                                                    $137,256.97
  Additional Payaheads                                                                                                   271,777.52
  Payahead Draws                                                                                                         271,501.08
                                                                                                                         ----------
  Ending Payahead Account Balance                                                                                       $137,533.41



                                                          Page 5
